INVESCO SMALL CAP EQUITY FUND                                      SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 7 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811-1540
SERIES NO.:        21

74U.   1 Number of shares outstanding (000's Omitted)
         Class A               29,269

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                3,478
         Class C                4,380
         Class R                6,291
         Class Y                1,201
         Institutional Class    4,166

74V.   1 Net asset value per share (to nearest cent)
         Class A                $9.44

       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                $8.62
         Class C                $8.62
         Class R                $9.22
         Class Y                $9.49
         Institutional Class    $9.78